UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022.

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(212) -204-7926

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2022, Global Tech Industries Group, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Parabolic Tech DMCC (“Parabolic”). Pursuant to the Purchase Agreement, the Company sold Parabolic all of the assets and operations related to its “Beyond Blockchain” business (the “Assets”). Parabolic also assumed all related liabilities. In exchange for the Assets, the Company was paid $25,000 in cash at closing. In accordance with the Purchase Agreement, Parabolic will also be issuing the Company (i) 10% of the tokens in the initial subsequent token offering that Parabolic undertakes using the Assets, and (ii) 10% of the tokens in Parabolic’s own initial post-closing proprietary token offering. The Company will utilize Parabolic for its initial cryptocurrency dividend.

Item 9.01 (d) Exhibits.

10.1	Asset Purchase Agreement, dated April 19, 2022, by and between Global Tech Industries Group, Inc. and Parabolic Tech DMCC
10.2	Assignment and Assumption Agreement, dated April 19, 2022, by and between Global Tech Industries Group, Inc. and Parabolic Tech DMCC
10.3	Intellectual Property Assignment, dated April 19, 2022, by and between Global Tech Industries Group, Inc. and Parabolic Tech DMCC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 25, 2022

GLOBAL TECH INDUSTRIES GROUP, INC.

/s/ David Reichman
By:	David Reichman
Title:	Chairman and CEO